EXHIBIT 99.1


                           PURCHASE AND SALE AGREEMENT

        This Purchase and Sale Agreement (this "AGREEMENT") dated as of December 9, 2005 (the "EFFECTIVE DATE"), is made by and between MOUNT CARRIGAIN LP, a Texas limited partnership ("SELLER"), and HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company ("PURCHASER").

                                   ARTICLE I
                                    PROPERTY

        1.1 SALE AND PURCHASE OF PROPERTY. Seller will sell to Purchaser and Purchaser will purchase from Seller, upon the terms and conditions hereinafter set forth, all of Seller's right, title and interest in and to the Property. The term "PROPERTY" in this Agreement shall include, without limitation, the following:

        (a) All the pieces or parcels of land located in Richardson, Texas, and described in EXHIBIT A attached hereto, together with all rights, privileges, servitudes and appurtenances thereunto belonging (hereinafter referred to as the "LAND");

        (b) All buildings and other improvements erected on the Land, more particularly described as one office building with an address of 1401 North Plano Road, Richardson, Texas (collectively, the "IMPROVEMENTS");

        (c) All right, title and interest of Seller in and to all easements, rights of way, development rights, riparian and other water access rights, mineral rights, sewer rights, development and air rights, privileges, appurtenances and other rights belonging or pertaining to the Land;

        (d) All right, title and interest of the Seller in and to (i) any land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining the Land, (ii) any award made or to be made in lieu thereof, (iii) any unpaid award for damage to the Land by reason of change of grade of any street, and (iv) any strips, gaps and gores adjoining or adjacent to the Land;

        (e) All right, title and interest of Seller to those service contracts described in EXHIBIT F, if any (collectively, the "CONTRACTS");

        (f) To the extent assignable, all right, title and interest of Seller in and to all governmental permits and approvals, all books and records, and all other intangible assets relating to the Land and the Improvements, including, without limitation, Seller's right, title and interest in any and all trade names or logos used by Seller in the operation of the Property;

        (g) All right, title and interest of Seller in and to fixtures, machinery, equipment, articles of personal property and improvements in the nature of personal property attached or appurtenant to, or located on, or used in connection with the use or operation of, or used or adapted for use in connection with the enjoyment or occupancy of, the Land or the Improvements (the items included herein being hereinafter collectively referred to as the "PERSONAL PROPERTY"); and

        (h) All rights of Seller under the Lease and all modifications and amendments thereto and renewals or extensions thereof and all security deposits, if any, made by the tenant pursuant to the Lease.

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                                   ARTICLE II
                                 PURCHASE PRICE

        2.1 PRICE. In consideration of the covenants herein contained, Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, the Property for a total purchase price of Three Million Nine Hundred Fifty Thousand Dollars ($3,950,000) (the "PURCHASE PRICE"), which will be subject to adjustment as set forth herein and will be paid by Purchaser as follows:

                2.1.1. DEPOSIT. Within two (2) business days from the Effective Date, Purchaser will deliver to Partners Title Company, 712 Main Street, Suite 2000E, Houston, Texas 77002, Attention: Reno Hartfeil (the "ESCROW AGENT") by bank wire of immediately available funds the sum of Twenty-Five Thousand Dollars ($25,000) (the "INITIAL DEPOSIT") to be held in escrow by Escrow Agent pursuant to this Agreement. Within 1 business day following the expiration of the Investigation Period, Purchaser will deliver to Escrow Agent by bank wire of immediately available funds the sum of $175,000.00 (the "ADDITIONAL DEPOSIT") to be held in escrow by Escrow Agent pursuant to this Agreement. The Initial Deposit and the Additional Deposit, when same is deposited with Escrow Agent, shall be referred to herein collectively as the "DEPOSIT".

                2.1.2. BALANCE OF PURCHASE PRICE. Not later than 2 p.m. Dallas, Texas time on the Closing Date, Purchaser will deliver to Escrow Agent, by bank wire transfer of immediately available funds, the balance of the Purchase Price in excess of the Deposit and all interest accrued thereon plus or minus the prorations and other adjustments pursuant to SECTION
        2.3 and SECTION 7.1 of this Agreement.

        2.2 INVESTMENTS. Following the collection of the Deposit, Escrow Agent will, at the direction of Purchaser, invest the Deposit in an interest-bearing account with a banking institution jointly approved by Seller, Purchaser and Escrow Agent.

        2.3 INTEREST ON THE DEPOSIT. Any interest earned on the Deposit shall be credited and delivered to the party receiving the Deposit, as applicable, PROVIDED, HOWEVER, that if the transaction closes, at Closing any interest earned on the Deposit shall be credited to Purchaser by applying the same against the Purchase Price.

        2.4 INDEPENDENT CONTRACT CONSIDERATION. Upon the Effective Date hereof, Purchaser shall deliver to Seller a check in the amount of Fifty and No/100 Dollars ($50.00) ("INDEPENDENT CONTRACT CONSIDERATION"), which amount the parties hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller's execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, and is nonrefundable in all events.

                                   ARTICLE III
                     CONDITIONS TO THE PARTIES' OBLIGATIONS

        3.1 CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE. Purchaser's obligation to purchase the Property is expressly conditioned upon each of the following:

                3.1.1. PERFORMANCE BY SELLER. Performance in all material respects of the obligations and covenants of, and deliveries required of, Seller hereunder.


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                3.1.2.  DELIVERY OF TITLE AND POSSESSION. Delivery at the
        Closing of (i) the Deed and the other documents described in SECTION 4.2 of this Agreement and (ii) possession as provided in SECTION 15.1.

                3.1.3. TITLE INSURANCE. Delivery at the Closing of a basic form of owner's policy of title insurance (the "TITLE POLICY"), or an irrevocable commitment to issue the same, with liability in the amount of the Purchase Price issued by Partners Title Company (the "TITLE COMPANY"), insuring that good and indefeasible fee simple title to the Real Property vests in Purchaser free and clear of all mortgages, liens, encumbrances, security interests, covenants, easements and any other matters affecting title, subject only to the Permitted Encumbrances (as defined in SECTION 4.2.1 of this Agreement). At its option, Purchaser may direct the Title Company to issue extended form title insurance and additional title insurance endorsements if Purchaser pays for the extra cost of such additional insurance and endorsements, provided that the Title Company's failure to issue any such additional endorsements shall not affect Purchaser's obligations under this Agreement.

                3.1.4. SELLER'S REPRESENTATIONS. The representations and warranties by Seller set forth in SECTION 11.1 being true and correct in all material respects as of the Closing except as modified by notice (in accordance with SECTION 11.1) to which Purchaser does not object in writing by the later of (i) three (3) business days after receipt thereof or (ii) the end of the Investigation Period.

                3.1.5. TERMINATION OF MANAGEMENT AGREEMENT. Effective as of the Closing Date, the termination of all management agreements affecting the Property.

                3.1.6. ESTOPPEL. Delivery five (5) days prior to the Closing of an executed estoppel certificate from the tenant under the Lease dated no earlier than thirty (30) days prior to the Closing Date, in substantially the same form of EXHIBIT J attached hereto.

        3.2 CONDITIONS TO SELLER'S OBLIGATION TO SELL. Seller's obligation to sell is expressly conditioned upon each of the following:

                3.2.1. PERFORMANCE BY PURCHASER. Performance in all material respects of the obligations and covenants of, and deliveries required of, Purchaser hereunder.

                3.2.2. RECEIPT OF PURCHASE PRICE. Receipt of the Purchase Price and any adjustments due Seller under ARTICLE VII at the Closing in the manner herein provided.

        3.3 FAILURE OF CONDITION. Upon the failure of any of the foregoing conditions precedent, the party benefited by such failed condition shall have the option to (a) waive such condition precedent and proceed to Closing, or (b) terminate this Agreement by sending written notice to the other party on or before the date of Closing, in which event the Deposit shall be returned to the party for whom the condition is not satisfied.

                                   ARTICLE IV
         PURCHASER'S DELIVERIES AND SELLER'S DELIVERIES TO ESCROW AGENT

        4.1 PURCHASER'S DELIVERIES. Purchaser will, at or before the Closing, deliver to Escrow Agent each of the following:

                4.1.1. PURCHASE PRICE. The balance of the Purchase Price as set forth in SECTION 2.1.2.


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                4.1.2.  ASSIGNMENT OF LEASES, RENTS, AND CONTRACTS. Four (4)
        executed counterparts of the Assignment and Assumption of Lease, Rents, Contracts and Other Property Interests (the "ASSIGNMENT OF LEASES AND CONTRACTS") in the form of EXHIBIT C.

                4.1.3. BILL OF SALE. Four (4) executed counterparts of a bill of sale (the "BILL OF SALE") in the form of EXHIBIT D.

                4.1.4. CLOSING STATEMENT. An executed settlement statement reflecting the prorations and adjustments required under ARTICLE VII.

                4.1.5. CASH - PRORATIONS. The amount, if any, required of Purchaser under ARTICLE VII.

        4.2 SELLER'S DELIVERIES. Seller will, at or before the Closing, deliver to Escrow Agent each of the following:

                4.2.1. DEED. A special warranty deed (the "DEED") in the form of EXHIBIT B with respect to the Real Property, executed and acknowledged by Seller, pursuant to which Seller shall convey title to the Real Property subject only to the following (collectively, the "PERMITTED ENCUMBRANCES"):

                        (1) Non-delinquent real property taxes and all assessments and unpaid installments thereof which are not delinquent, subject to adjustment as provided in this Agreement.

                        (2) The lease described in EXHIBIT E attached hereto (the "LEASE").

                        (3) Any other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Purchaser in writing in its sole and absolute discretion prior to or as of the Closing.

                        (4) All exceptions (including printed exceptions) to title contained or disclosed in the Title Commitment other than Title Objections identified and not thereafter waived by Purchaser, except that the standard printed exceptions shall be modified as follows: (a) the exception for restrictive covenants shall either be deleted or shall list specific restrictions; (b) the exception for ad valorem taxes shall reflect only taxes for the current year and subsequent years, and subsequent assessments for prior years due to changes in land usage or ownership, and shall be endorsed "not yet due and payable," (c) there shall be no exception for easements, or claims of easements, which are not recorded in the public records; (d) there shall be no exception for "rights of parties in possession," although there may be an exception for Leases specifically described in the Title Policy; and (e) any reference to submitting claims under the Title Policy to arbitration shall be deleted.

                        (5) All matters, rights and interests that would be discovered by an inspection or survey of the Property.

                4.2.2. ASSIGNMENT OF LEASES, AND CONTRACTS. Four (4) executed counterparts of the Assignment of Leases and Contracts, and (whether through the closing escrow or through such other method of delivery as the parties may establish) the original executed Lease and Contracts (or copies if originals are not in Seller's possession).


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                4.2.3.  BILL OF SALE. Four (4) executed counterparts of the Bill of Sale.

                4.2.4. NOTICES TO TENANT. A notice signed by Seller (or Seller's manager for the Improvements) addressed to the tenant under the Lease in the form of EXHIBIT G.

                4.2.5. FIRPTA AFFIDAVIT. Four (4) executed copies of an affidavit in the form of EXHIBIT H with respect to the Foreign Investment in Real Property Tax Act.

                4.2.6. CLOSING STATEMENT. An executed settlement statement reflecting the prorations and adjustments required under ARTICLE VII.

                4.2.7. CASH - PRORATIONS. The amount, if any, required of Seller under ARTICLE VII.

                4.2.8. BILLS-PAID AFFIDAVIT. A "bills paid affidavit" verifying that there are no unpaid bills, expenses or claims with respect to the Property which are due and payable.

        4.3 FAILURE TO DELIVER. The failure of Purchaser or Seller to make any delivery required above by and in accordance with this ARTICLE IV which is not waived by the other party shall constitute a default hereunder by Purchaser or Seller, as applicable.

                                   ARTICLE V
                            INVESTIGATION OF PROPERTY

        5.1 DELIVERY OF DOCUMENTS. With the exception of the Title Commitment, which will not be delivered to Purchaser on or before the date that is five (5) days after the Effective Date, Seller has previously delivered (or has made available to Purchaser) the following:

                5.1.1. TITLE COMMITMENT. A current title commitment covering the Real Property issued by the Title Company, together with copies of all documents referred to as exceptions therein (collectively, the "TITLE COMMITMENT"), together with a copy of Seller's existing owner policy of title insurance.

                5.1.2. SURVEY. The most recent survey of the Real Property (the "SURVEY") in Seller's possession.

                5.1.3. DUE DILIGENCE MATERIALS. The documents and other items ("DUE DILIGENCE MATERIALS") listed on EXHIBIT K attached hereto and made a part hereof, to the extent same are in Seller's possession.

                5.1.4. LEASES AND CONTRACTS. Copies of the Lease and the Contracts.

                5.1.5. PLANS AND SPECIFICATIONS. To the extent in Seller's possession, copies of all plans and specifications for the Improvements.

                5.1.6. REPORTS. Copies of all environmental and property condition reports prepared by third parties for Seller or in Seller's possession.

                5.1.7. PERMITS. To the extent in Seller's possession, copies of all governmental permits, certificates of occupancy and approvals, in each case regarding the Property.


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                5.1.8.  OPERATING STATEMENTS. To the extent in Seller's
        possession, copies of the operating statements for the Property for the prior twenty-four (24) months.

                5.1.9. PROPERTY TAXES. To the extent in Seller's possession, copies of the ad valorem tax statements with respect to the Property for the calendar years 2003, 2004 and 2005 (if 2005 is available).

                5.1.10. TENANT FINANCIAL INFORMATION. To the extent in Seller's possession, current financial information on the tenant under the Lease and the guarantor thereof.

                5.1.11. INSURANCE. To the extent in Seller's possession, copies of Seller's and Tenants' insurance policy with respect to the Improvements.

                5.1.12. WARRANTIES. To the extent in Seller's possession, copies of active warranties pertaining to the Improvements.

If requested by Seller, Purchaser shall provide written verification of its receipt of those items listed in this SECTION 5.1.

        5.2     PHYSICAL INSPECTION OF PROPERTY.

                5.2.1. While this Agreement is in effect, and upon not less than twenty-four hours' prior written notice from Purchaser, Seller shall allow Purchaser and Purchaser's engineers, architects or other employees and agents reasonable access to the Property and to Seller's records during normal business hours for the limited purposes provided herein.

                5.2.2. Purchaser and its engineers, architects and other employees and agents may exercise such access solely for the purposes of
        (i) reviewing the leases, contracts, books and records relating to the Property (other than any privileged, proprietary or confidential records), soil reports, environmental studies and reports, surveys, and building and systems plans; (ii) reviewing records relating to operating expenses and other instruments and correspondence relating to the Property; and (iii) inspecting the physical condition of the Property and conducting non-intrusive physical and environmental tests and inspections thereof. PURCHASER SHALL NOT CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING OF, ON OR UNDER THE PROPERTY WITHOUT FIRST OBTAINING SELLER'S WRITTEN CONSENT (WHICH CONSENT SHALL BE IN SELLER'S SOLE AND ABSOLUTE DISCRETION) AS TO THE TIMING AND SCOPE OF THE WORK TO BE PERFORMED AND THE PARTIES ENTERING INTO AN AMENDMENT HERETO MEMORIALIZING SUCH SCOPE OF WORK AND ANY ADDITIONAL AGREEMENTS OF THE PARTIES WITH RESPECT TO SUCH TESTING.

                5.2.3. Purchaser agrees that it will cause it and any person accessing the Property hereunder to be covered by not less than $1,000,000 commercial general liability insurance (with, in the case of Purchaser's coverage, a contractual liability endorsement, insuring its indemnity obligation under this Agreement), insuring all activity and conduct of such person while exercising such right of access and naming Seller as insured, issued by a licensed insurance company reasonably acceptable to Seller.

                5.2.4. Purchaser agrees that, in the exercise of the right of access granted hereby, it will not unreasonably interfere with or permit unreasonable interference with any person occupying or


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        providing service at the Property. Purchaser agrees that it or its agents will not communicate with the tenant of the Property without the consent of Seller.

                5.2.5. Purchaser agrees to indemnify, defend and hold harmless Seller, and its affiliates, members, partners, subsidiaries, shareholders, officers, directors and agents from any loss, injury, damage, cause of action, liability, claim, lien, cost or expense, including reasonable attorneys' fees and costs, arising from the exercise by Purchaser or its employees, consultants, agents or representatives of the right of access under this Agreement or out of any of the foregoing. The indemnity in this SECTION 5.2.5 shall survive the Closing or any termination of this Agreement.

                5.2.6. Purchaser agrees to give Seller not less than twenty-four hours' prior written notice of its intent to conduct any inspections or tests so that Seller will have the opportunity to have a representative present during any such inspection or test, the right to do which Seller expressly reserves. Purchaser agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection or test. Purchaser agrees to provide Seller upon Seller's request with a copy of any written inspection or test report or summary prepared by any third party.

                5.2.7. Purchaser agrees that any inspection, test or other study or analysis of the Property shall be performed at Purchaser's expense and in strict accordance with applicable law.

                5.2.8. Purchaser agrees at its own expense to promptly repair or restore the Property, or, at Seller's option, to reimburse Seller for the actual amount of repair or restoration costs, if any inspection or test requires or results in any damage to or alteration of its condition. The obligations set forth in this SECTION 5.2.8 shall survive the Closing or the termination of this Agreement.

                5.2.9. Purchaser has advised Seller that Purchaser must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with the policies of Purchaser and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts to cooperate with Purchaser's auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive Closing). Without limiting the generality of the preceding sentence (i) Seller shall, during normal business hours, allow Purchaser's auditors reasonable access to the books and records maintained by Seller (and the Property's property manager) in respect of the Property; (ii) Seller shall use reasonable efforts to provide to Purchaser such financial information and supporting documentation in Seller's possession as are necessary for Purchaser's auditors to prepare audited financial statements; (iii) Seller shall make Seller's property manager and Seller's asset manager in respect of the Property available for interview in connection with the conduct of such audit; (iv) Seller will, promptly upon request of Purchaser, provide to Purchaser's auditors a management representation letter, reasonably satisfactory to Seller and Purchaser's auditors, addressed to Purchaser's auditors; and (v) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Purchaser's auditors with a copy of such audited financial statements. If after Closing Seller obtains an audited financial statement in respect of the Property for a fiscal period in 2004 or 2005 that was not completed at the time of Closing, then Seller shall promptly provide Purchaser with a copy of such audited financial statement, and the foregoing covenant shall survive Closing.

        5.3 REVIEW/APPROVAL PERIODS. Purchaser shall have the following review and/or approval periods to do the following:


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                5.3.1.  TITLE AND SURVEY. Purchaser shall have until 11:59 p.m.
        Dallas, Texas time on the date that is ten (10) days after the latter of the date Purchaser receives the Title Commitment or the date Purchaser receives the Survey (the "TITLE REVIEW PERIOD") to notify Seller of any objections (the "TITLE OBJECTIONS") with respect to the Title Commitment and the Survey based on its review thereof. If Purchaser does not notify Seller of any Title Objections during the Title Review Period, such failure shall be conclusively deemed to be full and complete approval of the Title Commitment and the Survey and any matter disclosed therein, except for any matters arising after the date of such Title Commitment and Survey, but then only to the extent that the same are not caused by the acts or omissions of Purchaser. If Purchaser does notify Seller of the Title Objections prior to the end of the Title Review Period, Seller shall have three (3) business days after receipt thereof to notify Purchaser that Seller (a) will cause or (b) elects not to cause any or all Title Objections disclosed therein to be removed or insured over by the Title Company. Seller's failure to notify Purchaser within such three (3) business day period as to any Title Objection shall be deemed an election by Seller not to remove or have the Title Company insure over such Title Objection. If Seller notifies or is deemed to have notified Purchaser that Seller shall not remove nor have the Title Company insure over any or all of the Title Objections, Purchaser shall have until the end of the Investigation Period or the third (3rd) business day after the expiration of such three (3) business day period, whichever is later, to (i) terminate this Agreement or (ii) waive such Title Objections and proceed to closing without any abatement or reduction in the Purchase Price on account of such Title Objections. If Purchaser does not give such notice within said three (3) business day period, Purchaser shall be deemed to have elected to waive such Title Objections. Notwithstanding, the foregoing, Seller shall be obligated to pay and discharge from the public records all mortgages and all other liens and encumbrances affecting the Property that can be cured by the payment of money and are not caused by the acts or omissions of Purchaser. In addition, Seller shall use its reasonable, good faith efforts to remove or cure the Title Objections to Purchaser's reasonable satisfaction, but shall not be required to incur any costs in excess of One Thousand Dollars ($1,000) in doing so (other than as provided in this SECTION 5.3.1) or to institute litigation.

                5.3.2. GENERAL INVESTIGATION. In addition, Purchaser shall have from the date hereof until 11:59 p.m. Dallas, Texas time on the date that is twenty (20) days from the Effective Date (the "INVESTIGATION PERIOD") to terminate this Agreement as a result of Purchaser's review of any documents (other than the Title Commitment or the Survey), Purchaser's investigation of the Property, or for no reason at all. This Agreement shall not terminate unless Purchaser notifies Seller in writing prior to the end of the Investigation Period that it has elected to terminate this Agreement pursuant to this SECTION 5.3.2.

        5.4     EFFECT OF TERMINATION. If this Agreement terminates pursuant to
SECTION 5.3, then subject to SECTION 5.2, the Deposit shall be returned to Purchaser and all further rights and obligations of the parties shall cease and terminate without any further liability of either party to the other (except for those obligations which are specifically provided to survive such termination as provided in this Agreement).

        5.5     NO OBLIGATION TO CURE. Except as is otherwise provided in
SECTION 5.3.1, nothing contained in this Agreement or otherwise shall require Seller to render its title marketable or to remove or correct any exception or matter disapproved by Purchaser or to spend any money or incur any expense in order to do so.


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                                   ARTICLE VI
                                   THE CLOSING

        6.1 DATE AND MANNER OF CLOSING. Escrow Agent shall close the escrow (the "CLOSING") on the date that is ten (10) days after the expiration of the Investigation Period (the "CLOSING DATE"), time being of the essence (subject only to Seller's express rights of remedy or cure provided herein, in which event Seller will give Purchaser not less than three (3) business days notice of the date of Closing), by recording and delivering all documents and funds as set forth in ARTICLE VIII.

                                  ARTICLE VII
                     PRORATION, FEES, COSTS AND ADJUSTMENTS

        7.1 PRORATIONS. At least two (2) business days prior to the Closing, Seller shall determine the amounts of the prorations in accordance with this Agreement and notify Purchaser thereof. Purchaser shall review and approve or disapprove such determination promptly and prior to the Closing. Thereafter, Purchaser and Seller shall each inform Escrow Agent of such amounts.

                7.1.1. CERTAIN ITEMS PRORATED. In accordance with the notifications, Escrow Agent shall prorate between the parties (and the parties shall deposit funds therefor with Escrow Agent or shall instruct Escrow Agent to debit against sums held by Escrow Agent owing to such party), as of 11:59 p.m. the day prior to the Closing, all income and expenses with respect to the Property and payable to or by the owner of the Property (and excluding those expenses related to the Property paid directly by any tenant), including, without limitation: (i) all real property taxes and assessments on the basis of the fiscal period for which assessed (if the Closing shall occur before the tax rate is fixed, the apportionment of taxes shall be based on the tax rate for the preceding period applied to the latest assessed valuation and after the Closing, when the actual real property taxes are finally fixed, Seller and Purchaser shall promptly make a recalculation of such proration, and the appropriate party shall make the applicable payment reflecting the recalculation to the other party); (ii) rents and other tenant payments and tenant reimbursements (collectively, "TENANT PAYMENTS") if any, received under the Lease; (iii) charges for water, sewer, electricity, gas, fuel and other utility charges, all of which shall be read promptly before Closing, unless Seller elects to close its own applicable account, in which event Purchaser shall open its own account and the respective charges shall not be prorated; (iv) amounts prepaid and amounts accrued but unpaid on the Contracts which are to be assumed by Purchaser; and (v) periodic fees for licenses, permits or other authorizations with respect to the Property.

                7.1.2. TAXES. Real property tax refunds and credits received after the Closing which are attributable to a fiscal tax year prior to the Closing shall belong to Seller. Any such refunds and credits attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Purchaser after deducting the reasonable out-of-pocket expenses of collection thereof. This apportionment obligation shall survive the Closing.

                7.1.3. DELINQUENT TENANT PAYMENTS. Delinquent Tenant Payments, if any, shall not be prorated and all rights thereto shall be retained by Seller, who reserves the right to collect and retain such delinquent Tenant Payments, and Purchaser agrees to cooperate with Seller in Seller's efforts to collect such Tenant Payments; PROVIDED, HOWEVER, that Seller shall not be entitled to commence any disposition or eviction proceeding against the delinquent tenant and Purchaser shall not be required to spend any money in connection therewith. If at any time after the Closing Purchaser shall receive any such delinquent Tenant Payments (all of which Purchaser shall use its good faith efforts to obtain but shall not be required to incur any cost in connection therewith), Purchaser shall immediately remit such Tenant Payments to Seller, provided that any monies received by Purchaser from a delinquent tenant shall be applied first to current rents then due and payable and then to delinquent rents in the inverse order in which they became due and payable. Seller shall remit to Purchaser any Tenant Payments it may receive following the Closing Date, which shall be applied by Purchaser as set forth herein. The previous two sentences shall survive the Closing.

                7.1.4. INSURANCE. Seller's existing liability and property insurance pertaining to the Property shall be canceled as of the Closing, and Seller shall receive any premium refund due thereon (which will be refunded to the tenant pursuant to the provisions of the Lease).

                7.1.5.  ADJUSTMENTS. All prorations described in this SECTION
        7.1 shall be effected by increasing or decreasing, as the case may be, the amount of cash to be paid by Purchaser to Seller at Closing. Seller and Purchaser agree to adjust between themselves after Closing any errors or omissions in the prorations made at Closing; provided, however, that such prorations shall be deemed final and not subject to further post Closing adjustment if no such adjustments have been requested within nine (9) months after the Closing Date.

        7.2 SELLER'S CLOSING COSTS. Seller shall pay (i) one-half of Escrow Agent's escrow fee or escrow termination charge, (ii) the cost of the title search and issuance of a title commitment and the title premium for the Title Policy (excluding all endorsements, extended coverage, and modifications to the Title Policy, other than those that Seller elected to obtain to cure a Title Objection), and (iii) Seller's own attorneys' fees.

        7.3 PURCHASER'S CLOSING COSTS. Purchaser shall pay (i) the cost of any financing obtained by Purchaser, (ii) one-half of Escrow Agent's escrow fee or escrow termination charge, (iii) the cost of any title insurance endorsements or title modifications ordered by Purchaser, (iv) the cost of any new survey of the Property or any update of the Survey; PROVIDED, HOWEVER, if the transaction shall close, Seller shall reimburse Purchaser for the cost of the new or updated survey not to exceed $3,500, (v) any filing fees incurred in recording the Deed or any other instruments, (vi) any costs incurred in connection with Purchaser's investigation of the Property pursuant to ARTICLE V, including the cost of any new environmental assessment commissioned by Purchaser, and (vii) Purchaser's own attorneys' fees.

                                  ARTICLE VIII
                       DISTRIBUTION OF FUNDS AND DOCUMENTS

        8.1 DELIVERY OF THE PURCHASE PRICE. At the Closing, Escrow Agent shall deliver the Deposit and the balance of the Purchase Price (subject to appointments as herein provided) to Seller, and the transaction shall not be considered closed until such delivery occurs.

        8.2 OTHER MONETARY DISBURSEMENTS. Escrow Agent shall, at the Closing, hold for personal pickup or arrange for wire transfer, (i) to Seller, or order, as instructed by Seller, all sums and any proration or other credits to which Seller is entitled and less any appropriate proration or other charges and (ii) to Purchaser, or order, any excess funds therefore delivered to Escrow Agent by Purchaser and all sums and any proration or other credits to which Purchaser is entitled and less any appropriate proration or other charges.

        8.3 RECORDED DOCUMENTS. Escrow Agent shall cause the Deed and any other documents that Seller or Purchaser desires to record to be recorded with the appropriate county recorder and, after recording, returned to the grantee, beneficiary or person acquiring rights under said document or for whose benefit said document was required.

        8.4 DOCUMENTS TO PURCHASER. Escrow Agent shall at the Closing deliver to Purchaser the following:

                (1)     one conformed copy of the Deed;

                (2)     two originals of the Assignment of Lease and Contracts;

                (3)     two originals of the Bill of Sale;

                (4)     one original of the Notice to Tenant;

                (5)     two originals of the FIRPTA Affidavit;

                (6)     one original of the Closing Statement;

                (7)     one original of the Title Policy;

                (8)     one original Bills Paid Affidavit; and

                (9)     each of the other Seller deliveries set forth in SECTION
        4.2 to the extent not previously delivered to Purchaser.

        8.5 DOCUMENTS TO SELLER. Escrow Agent shall at the Closing deliver to Seller the following:

                (1)     one conformed copy of the Deed;

                (2)     two originals of the Assignment of Lease and Contracts;

                (3)     two originals of the Bill of Sale;

                (4)     one original of the Notice to Tenant;

                (5)     two originals of the FIRPTA Affidavit;

                (6)     one original of the Closing Statement; and

                (7)     a copy of the Title Policy.

        8.6 ALL OTHER DOCUMENTS. Escrow Agent shall at the Closing deliver each other document received hereunder by Escrow Agent to the person acquiring rights under said document or for whose benefit said document was required.

                                   ARTICLE IX
                 RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

        9.1 RETURN OF SELLER'S DOCUMENTS. If escrow or this Agreement is terminated for any reason, Purchaser shall, within five (5) days following such termination, deliver to Seller all documents and materials relating to the Property previously delivered to Purchaser by Seller and copies of all reports, studies, documents and materials obtained by Purchaser from third parties in connection with the Property and Purchaser's investigation thereof. Such items shall be delivered without representation or warranty as to accuracy or completeness and with no right of Seller to rely thereon without the consent of the third party. Escrow Agent shall deliver all documents and materials deposited by Seller and then in Escrow

Agent's possession to Seller and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Escrow Agent to Seller (or such destruction, as applicable) of such documents and materials, Escrow Agent's obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.

        9.2 RETURN OF PURCHASER'S DOCUMENTS. If escrow or this Agreement is terminated for any reason, Escrow Agent shall deliver all documents and materials deposited by Purchaser and then in Escrow Agent's possession to Purchaser and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Escrow Agent to Purchaser (or such destruction, as applicable) of such documents and materials, Escrow Agent's obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.

        9.3 RETURN OF DEPOSIT. If escrow or this Agreement is terminated (i) pursuant to SECTION 5.3, SECTION 10.2 or ARTICLE XII, then, subject to SECTION 5.2.8, Purchaser shall be entitled to obtain the return of the Deposit or (ii) due to the failure of a condition set forth in SECTION 3.1, then, subject to
SECTION 5.2.8, Purchaser shall be entitled to obtain the return of the Deposit. If the closing of title does not take place and escrow or this Agreement is terminated for any other reason, Seller shall be entitled to the Deposit.

        9.4 DISBURSEMENT OF DEPOSIT. If Escrow Agent receives a notice from either party instructing Escrow Agent to deliver the Deposit to such party, Escrow Agent shall deliver a copy of the notice to the other party within three
(3) days after receipt of the notice. If the other party does not object to the delivery of the Deposit, as applicable, as set forth in the notice within two
(2) business days after receipt of the copy of the notice, Escrow Agent shall, and is hereby authorized to, deliver the Deposit, as applicable, to the party requesting it pursuant to the notice. Any objection hereunder shall be by notice setting forth the nature and grounds for the objection and shall be sent to Escrow Agent and to the party requesting the Deposit.

        9.5 NO EFFECT ON RIGHTS OF PARTIES; SURVIVAL. The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may have under
ARTICLE X with respect to the enforcement of this Agreement. The obligations under this ARTICLE IX shall survive termination of this Agreement.

                                   ARTICLE X
                                     DEFAULT

        10.1 SELLER'S REMEDIES. If, for any reason whatsoever (other than the failure of a condition set forth in SECTION 3.1 and other than a termination of this Agreement pursuant to SECTION 5.3, SECTION 10.2 or ARTICLE XII), Purchaser fails to complete the acquisition as herein provided, Purchaser shall be in breach of its obligations hereunder and Seller shall be released from any further obligations hereunder. PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. PURCHASER AND SELLER AGREE THAT, OTHER THAN ITS RIGHT TO ENFORCE THOSE INDEMNITIES AND OBLIGATIONS OF PURCHASER WHICH SURVIVE A TERMINATION OF THIS AGREEMENT,

SELLER'S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER AT LAW OR IN EQUITY IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 10.1, IF PURCHASER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, RECORDS A LIS PENDENS OR OTHERWISE ENJOINS OR RESTRICTS SELLER'S ABILITY TO SELL AND TRANSFER THE PROPERTY EXCEPT AS EXPRESSLY PERMITTED UNDER THIS SECTION 10.1, OR REFUSES TO CONSENT TO OR INSTRUCT RELEASE OF THE DEPOSIT TO SELLER IF REQUIRED BY ESCROW AGENT (EACH A "PURCHASER'S ACTION"), SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION 10.1 FROM BRINGING AN ACTION AGAINST PURCHASER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED LIS PENDENS, INJUNCTION OR OTHER RESTRAINT, AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF ANY PURCHASER'S ACTION BUT ONLY TO THE EXTENT THAT SELLER IS THE PREVAILING PARTY; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN.

ACCEPTED AND AGREED TO:

----------------------------------              --------------------------------
Seller                                          Purchaser

        10.2 PURCHASER'S REMEDIES. Upon the occurrence of a Permitted Event (as defined below) Purchaser shall be entitled, as its sole and exclusive remedy, to either (i) terminate this Agreement (by delivering notice to Seller which includes a waiver of any right, title or interest of Purchaser in the Property) and, subject to SECTION 5.2.8, obtain the return of the Deposit or
(ii) treat this Agreement as being in full force and effect and, provided Purchaser commences its specific performance action within thirty (30) days after the Closing Date (or otherwise waives its specific performance), pursue only the specific performance of this Agreement; PROVIDED, HOWEVER, if Seller's default is due solely to Seller's inability to deliver the executed estoppel certificate specified in SECTION 3.1.6 hereof, then Purchaser's sole and exclusive remedy shall be limited to terminating this Agreement and obtaining a return of the Deposit. The term "PERMITTED EVENT" shall mean the occurrence of all of the following: (1) Purchaser shall be ready, willing and able to complete closing in accordance with this Agreement on the Closing Date, (2) Purchaser shall have tendered the Purchase Price and (3) notwithstanding the foregoing, Seller shall have refused or otherwise failed to complete closing in accordance with this Agreement. The foregoing limitations shall not apply to Purchaser's post-Closing remedies with respect to a breach of any representation or warranty contained herein which shall be governed by the provisions of SECTION 16.8 of this Agreement. Purchaser waives any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages, punitive damages or consequential damages. In no case shall Seller ever be liable to Purchaser under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, "benefit of the bargain," business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to the Property, the condition of the Property, this Agreement, or any transaction or matter between the parties contemplated hereunder.

                                   ARTICLE XI
                         REPRESENTATIONS AND WARRANTIES

        11.1 SELLER'S WARRANTIES AND REPRESENTATIONS. The matters set forth in this SECTION 11.1 constitute representations and warranties by Seller which are now and (subject to matters contained in any notice given pursuant to the next succeeding sentence) shall, in all material respects, at the Closing be true and correct. If Seller has actual knowledge that any of the representations and warranties contained in this ARTICLE XI may cease to be true, Seller shall give prompt notice to Purchaser (which notice shall include copies of the instrument, correspondence, or document, if any, upon which Seller's notice is based). As used in this SECTION 11.1, the phrase "to Seller's knowledge" shall mean the actual knowledge of William L. Rafkin. There shall be no duty imposed or implied to investigate, inquire, inspect, or audit any such matters, and there shall be no personal liability on the part of such asset manager. To the extent Purchaser has or acquires actual knowledge or is deemed to know prior to the expiration of the Investigation Period that these representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Purchaser's knowledge or deemed knowledge. Purchaser shall be deemed to know a representation or warranty is untrue, inaccurate or incorrect if this Agreement or any files, documents, materials, analyses, studies, tests, or reports disclosed in writing to Purchaser prior to the expiration of the Investigation Period contains information which is inconsistent with such representation or warranty.

                11.1.1. NO BROKER. Seller has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement, except Marcus and Millichap Real Estate Investment Brokerage of Texas ("SELLER'S BROKER") and Wicker and Associates ("PURCHASER'S BROKER"; Seller's Broker and Purchaser's Broker are collectively referred to herein as the "Broker"). Seller shall pay all brokerage commissions to Seller's Broker as it may be entitled thereto pursuant to a separate agreement between Seller and Seller's Broker. Seller shall indemnify and hold harmless Purchaser from any claims, costs, damages or liabilities (including attorneys' fees) arising from any breach of the representation and agreement contained in this SECTION 11.1.1 or if the same shall be based on any statement, representation or agreement by Seller with respect to the payment of any brokerage commissions or finders fees. The foregoing indemnity shall survive the Closing or the termination of this Agreement.

                11.1.2. ORGANIZATION. Seller has been duly formed and validly exists in the jurisdiction of its formation and in the state in which the Property is located.

                11.1.3. POWER AND AUTHORITY; BINDING OBLIGATION. Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller, and is enforceable against Seller in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency or reorganization laws or applicable principles of equity.

                11.1.4. PROCEEDINGS. Seller has not received any written notice of any pending or threatened condemnation or similar proceeding affecting any part of the Property.

                11.1.5. CONTRAVENTION. Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.

                11.1.6. LEASE. The lease described in EXHIBIT E comprises all of the leases that will affect the Property on and after the Closing, and to Seller's knowledge, no party thereunder (including Seller and any tenant thereof) is in default thereunder.

                11.1.7. COMPLIANCE. Seller has not received written notice from any governmental authority that the Property is not in compliance with all applicable laws, except for such failures to comply, if any, which have been remedied and those set forth on the Disclosure Notice attached hereto at EXHIBIT I (the "DISCLOSURE NOTICE").

                11.1.8. LITIGATION. There is no litigation affecting the Property other than as may be disclosed in the Disclosure Notice. To Seller's knowledge, no litigation affecting the Property has been threatened or claims asserted.

                11.1.9. ENVIRONMENTAL. To Seller's knowledge, Seller has not disposed of or otherwise released or allowed to be released any hazardous or toxic substances, petroleum products, chemicals, or wastes of any kind on, in, or under the Property, including any surface waters or groundwater located on such Property, nor to Seller's knowledge, has Seller caused or allowed to be released or discharged any hazardous or toxic substances, petroleum products, chemicals, or wastes of any kind on, in, or under any tracts in proximity to the Property, including the surface or groundwaters thereof. To Seller's knowledge, there are no hazardous or toxic substances, petroleum products, chemicals, or wastes on, in, or under the Property, including surface or groundwaters, regardless of source or cause, and, to Seller's knowledge, there are no underground storage tanks on the Property.

        11.2 PURCHASER'S WARRANTIES AND REPRESENTATIONS. The matters set forth in this SECTION 11.2 constitute representations and warranties by Purchaser, which are now and shall, at the Closing, be true and correct.

                11.2.1. NO BROKER. Except for the Broker, Purchaser has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement. Purchaser shall indemnify and hold harmless Seller from any claims, costs, damages or liabilities (including attorneys' fees) arising from any breach of the representation contained in this SECTION 11.2.1 or if the same shall be based on any statement, representation or agreement by Purchaser with respect to the payment of any brokerage commissions or finders fees. The foregoing indemnity shall survive the Closing or the termination of this Agreement.

                11.2.2. POWER AND AUTHORITY; BINDING AGREEMENT. Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser, enforceable against Purchaser in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency or reorganization laws or applicable principles of equity.

                11.2.3. INDEPENDENT INVESTIGATION. The consummation of this transaction shall constitute Purchaser's acknowledgment that it has independently inspected and investigated the Property and has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property.

                11.2.4. PURCHASER RELIANCE. Purchaser is experienced in and knowledgeable about the ownership and management of real estate, and, except as expressly set forth in SECTION 11.1, it has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its condition, value and potential. Purchaser agrees that, notwithstanding the fact that it has received certain information from Seller or its agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information provided by Seller or its agents or consultants, except as expressly set forth in SECTION 11.1.

        11.3 NO OTHER WARRANTIES AND REPRESENTATIONS. PURCHASER ACKNOWLEDGES THAT PRIOR TO CLOSING (A) PURCHASER SHALL HAVE CONDUCTED (OR WAIVED ITS RIGHT TO CONDUCT) ALL SUCH INSPECTIONS, INVESTIGATIONS, TESTS, ANALYSES, APPRAISALS AND EVALUATIONS OF THE PROPERTY (INCLUDING THOSE FOR HAZARDOUS MATERIALS) AS PURCHASER CONSIDERS NECESSARY OR APPROPRIATE (ALL OF SUCH INSPECTIONS, INVESTIGATIONS, TESTS, ANALYSES, APPRAISALS AND EVALUATIONS BEING HEREIN COLLECTIVELY CALLED THE "INVESTIGATIONS"); AND (B) PURCHASER SHALL HAVE REVIEWED, EXAMINED, EVALUATED AND VERIFIED ALL DOCUMENTS, LEASES, CONTRACTS, REPORTS AND OTHER INFORMATION EITHER PROVIDED TO PURCHASER OR MADE AVAILABLE TO PURCHASER (COLLECTIVELY, THE "DOCUMENTS") WHICH PURCHASER CONSIDERS NECESSARY OR APPROPRIATE AND THE RESULTS OF THE INVESTIGATIONS TO THE EXTENT IT DEEMS NECESSARY OR APPROPRIATE WITH THE ASSISTANCE OF SUCH EXPERTS AS PURCHASER SHALL DEEM APPROPRIATE. PURCHASER ACKNOWLEDGES AND AGREES THAT PRIOR TO CLOSING IT (X) SHALL BE FAMILIAR WITH THE PHYSICAL CONDITION OF THE PROPERTY, (Y) SHALL HAVE COMPLETED ITS DUE DILIGENCE WITH RESPECT TO THE PROPERTY TO ITS SATISFACTION, AND (Z) EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION
11.1 AND THE SPECIAL WARRANTY OF TITLE SET FORTH IN THE DEED (COLLECTIVELY, THE "SELLER'S WARRANTIES"), SHALL ACQUIRE THE PROPERTY BASED EXCLUSIVELY UPON ITS OWN INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY AND THE DOCUMENTS, AND EXCEPT FOR A BREACH OF SELLER'S WARRANTIES, HEREBY WAIVES ANY RIGHT TO ASSERT A CLAIM AGAINST SELLER FOLLOWING THE CLOSING AS TO THE CONDITION, CHARACTER OR STATUS (ECONOMIC, PHYSICAL OR OTHERWISE) OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER'S WARRANTIES, THE PROPERTY SHALL BE SOLD, AND PURCHASER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE DATE OF CLOSING, "AS IS, WHERE IS, WITH ALL FAULTS", WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE; EXCEPT FOR SELLER'S WARRANTIES, NO PERSON HAS OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) TO PURCHASER WITH RESPECT TO THE PROPERTY, ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE DOCUMENTS (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF ANY INSPECTIONS, INVESTIGATIONS, TESTS, ANALYSES, APPRAISALS AND EVALUATIONS OF THE PROPERTY (INCLUDING THOSE FOR HAZARDOUS MATERIALS) THAT ARE CONDUCTED BY PURCHASER; AND PURCHASER SHALL CONFIRM INDEPENDENTLY ALL INFORMATION THAT IT CONSIDERS MATERIAL TO ITS PURCHASE OF THE PROPERTY. PURCHASER SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT FOR SELLER'S WARRANTIES, PURCHASER IS NOT RELYING ON (AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER, AS TO: (A) THE OPERATION OF THE PROPERTY OR THE INCOME POTENTIAL, USES, OR THE MERCHANTABILITY, HABITABILITY OR FITNESS OF ANY PORTION OF THE PROPERTY FOR A PARTICULAR PURPOSE;
(B) THE PHYSICAL CONDITION OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON,

INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING, VENTILATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON FOR A PARTICULAR PURPOSE; (C) THE PRESENCE OR ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY; (D) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (E) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (F) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH ANY OR ALL APPLICABLE LAWS; (G) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE, LEASE ABSTRACTS, SKETCHES, REVENUE OR EXPENSE PROJECTIONS RELATED TO THE PROPERTY; (H) THE ECONOMIC STATUS OF THE PROPERTY; (I) THE ABILITY OF PURCHASER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR PURCHASER'S INTENDED USE AND DEVELOPMENT OF THE PROPERTY; AND (J) THE LEASING STATUS OF THE PROPERTY OR THE INTENTIONS OF ANY PARTIES WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER'S WARRANTIES, SELLER IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES OR INQUIRY REGARDING ANY MATTER WHICH MAY OR MAY NOT BE KNOWN TO SELLER, ITS PARTNERS, OFFICERS, DIRECTORS, CONTRACTORS, AGENTS OR EMPLOYEES. AS USED HEREIN, "HAZARDOUS MATERIAL" SHALL MEAN ANY SUBSTANCE, CHEMICAL, WASTE OR MATERIAL THAT IS OR BECOMES REGULATED BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL AUTHORITY BECAUSE OF ITS TOXICITY, INFECTIOUSNESS, RADIOACTIVITY, EXPLOSIVENESS, IGNITABILITY, CORROSIVENESS OR REACTIVITY, INCLUDING, WITHOUT LIMITATION, ASBESTOS OR ANY SUBSTANCE CONTAINING MORE THAN 0.1 PERCENT ASBESTOS, THE GROUP OF COMPOUNDS KNOWN AS POLYCHLORINATED BIPHENYLS, FLAMMABLE EXPLOSIVES, OIL, PETROLEUM, ANY REFINED PETROLEUM PRODUCT AND, WHETHER REGULATED OR NOT, ANY MOLD, MICRO TOXINS OR MICROBIAL MATTER. THE TERMS OF THIS SECTION 11.3 SHALL SURVIVE THE CLOSING AND NOT BE MERGED THEREIN. NOTHING CONTAINED HEREIN OR OTHERWISE SHALL BE CONSTRUED OR OTHERWISE BE DEEMED TO INDICATE THAT PURCHASER HAS ASSUMED, OR AGREED TO INDEMNIFY SELLER FOR, ANY LIABILITY (INCLUDING, WITHOUT LIMITATION, LIABILITY FOR MOLD OR ANY HAZARDOUS SUBSTANCES) OR OBLIGATION WITH RESPECT TO THE PROPERTY ALLOCABLE TO THE PERIOD PRIOR TO THE DATE OF CLOSING.

                                  ARTICLE XII
                            CASUALTY AND CONDEMNATION

        Promptly upon learning thereof, Seller shall give Purchaser written notice of any condemnation, damage or destruction of the Property occurring prior to the Closing. If prior to the Closing all or a material portion of the Property is condemned, damaged or destroyed by an insured casualty, Purchaser shall have the option of either (I) applying the proceeds of any condemnation award or payment under any insurance policies (other than business interruption or rental loss insurance) toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller, receiving from Seller an amount equal to any applicable deductible under any such insurance policy and receiving an assignment from Seller of Seller's right, title and interest in any such awards or payments not theretofore received by Seller, or (ii) terminating this Agreement by delivering written notice of such termination to Seller and Escrow Agent within ten (10) days after Purchaser has received written notice from Seller of such material condemnation, damage or destruction. If, prior to the Closing, a portion of the Property is condemned, damaged or destroyed and such portion is not a material portion of the Property, the proceeds of any condemnation award or payment and any applicable deductible under any insurance policies shall be applied toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller and if such awards or payments have not been received by Seller, Seller shall assign to Purchaser all of Seller's right, title and interest in any unpaid awards or payments. For purposes of this ARTICLE XII, the term "material portion" shall mean (i) damage requiring more than $100,000 to repair or restore as determined by a reputable general contractor in the Dallas, Texas area who regularly performs the type of work required or an absence of reasonable access to the Property, or (ii) a condemnation involving any portion of the parking areas or driveways, or any means of ingress thereto or egress therefrom, or (iii) a condemnation or casualty that otherwise permits the tenant under the Lease to terminate the Lease, but only to the extent that the tenant under the Lease has not elected to waive such termination prior to Closing. If the damage or destruction arises out of an uninsured risk, or if the cost to repair the damage or destruction exceeds the amount of any insurance proceeds or the amount of insurance proceeds confirmed in writing to be paid, Seller shall elect, by written notice within ten (10) days of the occurrence of such damage or destruction either to terminate this Agreement or to close the transaction contemplated hereby with a reduction of the Purchase Price equal to the costs of repairing the Property, as reasonably estimated by an engineer engaged by Seller and reasonably acceptable to Purchaser.

                                  ARTICLE XIII
                            CONDUCT PRIOR TO CLOSING

        13.1 CONDUCT. From and after the date hereof, Seller shall continue to operate, maintain and manage the Property in accordance with its regular and customary procedures.

                (i) Seller shall not remove any fixtures or Personal Property from the Property unless such removal is in the ordinary course of business and is due to obsolescence or is for the purpose of repairing, maintaining or replacing such property, in which event such fixtures or Personal Property shall be promptly serviced and/or replaced.

                (ii) Seller shall promptly notify Purchaser of any fire or other casualty loss, or receipt of notice of condemnation or violation of any health, safety, fire, environmental, zoning code or other ordinance.

        13.2 ACTIONS PROHIBITED. Seller shall not, without the prior written approval of Purchaser, which approval will not be unreasonably withheld or delayed:

                (i) make any material structural alterations or additions to the Property except as (a) in the ordinary course of operating the Property, (b) required for maintenance and repair, (c) required by any Lease or any of the Contracts or (d) required by this Agreement;

                (ii) sell, transfer, encumber or change the status of title of all or any portion of the Property;

                (iii) change or attempt to change, directly or indirectly, the current zoning of the Property; or

                (iv) cancel, amend or modify, in a manner materially adverse to the Property, any license or permit held by Seller with respect to the Property or any part thereof which would be binding upon Purchaser after the Closing.

        13.3 MODIFICATION OF EXISTING LEASE AND CONTRACTS. After the expiration of the Investigation Period, Seller may not cancel, amend, or modify any material Contracts or the Lease, in a manner binding upon Purchaser after the Closing, unless (i) Purchaser consents in writing, which consent shall not be unreasonably withheld or delayed, to such cancellation, amendment, or modifications, (ii) Seller is terminating a Contract as a result of a material default thereunder or (iii) such cancellation, amendment, or modification is required by any of the Contracts. If Seller shall request Purchaser's approval to any of the foregoing matters, Purchaser shall have five (5) days from its receipt of such request to give Seller notice of its approval or disapproval of such matter. If Purchaser does not give such notice, such matter shall be deemed approved by Purchaser.

        13.4 NEW CONTRACTS. Prior to the expiration of the Investigation Period, Seller may enter into any new service contract affecting the Property, or any part thereof, PROVIDED such new service contract is being entered into in accordance with Seller's standard business procedures and Seller gives Purchaser prompt written notice thereof (and in any event prior to the expiration of the Investigation Period). After the expiration of the Investigation Period, Seller may not enter into any new service contract without Purchaser's consent, which consent will not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, after the expiration of the Investigation Period, Seller may enter into any new service contract without Purchaser's consent if doing so is in the ordinary course of operating the Property and the service contract (i) will not be binding on Purchaser or (ii) is cancelable on thirty (30) days or less notice without penalty or premium. If Seller shall request Purchaser's approval to any of the foregoing matters, Purchaser shall have five (5) days from its receipt of such request to give Seller notice of its approval or disapproval of such matter. If Purchaser does not give such notice, such matter shall be deemed approved by Purchaser.

        13.5 CONFIDENTIALITY. Seller and Purchaser shall, prior to the Closing, maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to Seller or Purchaser, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Seller or Purchaser or the principals of the Broker, Escrow Agent, the Title Company and such other persons whose assistance is required in carrying out the terms of this Agreement. Seller and Purchaser shall not at any time prior to or following the Closing Date issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior approval of the other party. Purchaser agrees that all documents and non-public information regarding the Property of whatsoever nature made available to it by Seller or Seller's agents and the results of all tests and studies of the Property (collectively, the "PROPRIETARY INFORMATION") are confidential and Purchaser shall not disclose any Proprietary Information to any other person except those assisting it with the analysis of the Property and those who may provide financing to Purchaser, and their advisors, and only after procuring such person's agreement to abide by these confidentiality restrictions. The provisions of this SECTION 13.5 relating to the approval of a press release or other communication shall survive any termination of this Agreement. However, notwithstanding the foregoing provisions or anything else to the contrary contained in this Agreement (i) the foregoing covenant of confidentiality shall not be applicable to any information published by Seller as public knowledge or otherwise available in the public domain; (ii) Purchaser shall be permitted to disclose such information as may be recommended by Purchaser's legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Purchaser, including any required disclosures to the Securities and Exchange Commission; and (iii) any duty of confidentiality set forth in this Agreement shall terminate upon Closing. Purchaser may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws.

        13.6 RIGHT TO CURE. If any title defect or other matter which would entitle Purchaser to terminate this Agreement shall first arise after Purchaser notifies Seller of its Title Objections pursuant to SECTION 5.3.1 and prior to the Closing or if Seller shall have breached any representation or warranty hereunder, Seller may elect, by written notice to Purchaser, to cure such title defect or other matter by causing it to be removed, insured over or bonded to cure such breach and Seller may adjourn the Closing for up to fifteen (15) days to do so. Except as otherwise provided in this Agreement, nothing contained in this SECTION 13.6 shall require Seller to cure any such title defect or other matter or to incur any liability or expense to do so.

        13.7 EXCLUSIVE. Until this Agreement is terminated, Seller will cease its marketing efforts and will not solicit, negotiate or enter into any backup letters of intent, proposals, options or contracts with regard to the purchase and sale of the Property.

                                  ARTICLE XIV
                                     NOTICES

All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly delivered (i) upon the delivery (or refusal to accept delivery) by messenger or overnight express delivery service (or, if such date is not on a business day, on the business day next following such date), or (ii) on the third (3rd) business day next following the date of its mailing by certified mail, postage prepaid, at a post office maintained by the United States Postal Service, or (iii) upon the receipt by facsimile transmission as evidenced by a receipt transmission report (followed by delivery by one of the other means identified in (i)-(ii)), addressed as follows:


If to Purchaser, to:            Harvard Property Trust, LLC
                                15601 Dallas Parkway, Suite 600
                                Addison, Texas 75001
                                Attn: Jim Fant
                                Facsimile: (866) 655-3610
                                Telephone: (866) 655-3600

With a copy to:                 Powell & Coleman, L.L.P.
                                8080 N. Central Expressway, Suite 1380
                                Dallas, Texas 75206
                                Attn:  Patrick Arnold
                                Facsimile: (214) 373-8768
                                Telephone: (214) 890-7108

If to Seller, to:               Mount Carrigain LP
                                c/o Hampshire Capital Corporation
                                8411 Preston Road, Suite 700
                                Dallas, Texas 75225
                                Attn:  William L. Rafkin
                                Facsimile: (214) 373-3108
                                Telephone: (214) 696-7829

With a copy to:                 Gardere Wynne Sewell LLP
                                3000 Thanksgiving Tower
                                1601 Elm Street
                                Dallas, Texas 75201
                                Attn:  Kevin L. Kelley and Cynthia B. Nelson
                                Facsimile: (214) 999-4667
                                Telephone: (214) 999-3000

If to Escrow Agent, to:         Partners Title Company
                                712 Main Street, Suite 2000E
                                Houston, Texas  77002
                                Attn:  Reno Hartfiel
                                Facsimile: (713) 238-9199
                                Telephone: (713) 229-8484

Either party may, by notice given as aforesaid, change the address or addresses, or designate an additional address or additional addresses, for its notices, provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

                                   ARTICLE XV
                   TRANSFER OF TITLE AND POSSESSION; INDEMNITY

        15.1 TRANSFER OF POSSESSION. Possession of the Property shall be transferred to Purchaser at the time of Closing subject only to the Lease and to the Permitted Encumbrances.

        15.2 DELIVERY OF DOCUMENTS AT CLOSING. At the time of Closing, Seller shall deliver to Purchaser originals or copies of any additional documents, instruments or records in the possession of Seller or its agents which are necessary for the ownership and operation of the Property.

        15.3 POST CLOSING INDEMNIFICATION. Each of Seller and Purchaser hereby agrees to indemnify, defend and hold harmless the other from and against any and all claims by, and liabilities to, third parties on account of personal injury or property damage, affecting or related to the Property or the ownership or operation thereof, including, without being limited to, reasonable attorneys' fees and disbursements, arising out of (i) in the case of the indemnification hereunder by Seller, events or circumstances occurring at the Property on or after Seller's acquisition of the Property and on or before the Closing which are or would be covered by a standard commercial general liability policy of insurance and (ii) in the case of indemnification hereunder by Purchaser, events or circumstances occurring at the Property after the Closing during Purchaser's ownership of the Property which are or would be covered by a standard commercial general liability policy of insurance.

                                  ARTICLE XVI
                               GENERAL PROVISIONS

        16.1 CAPTIONS. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

        16.2 EXHIBITS. All exhibits referred to herein and attached hereto are a part hereof.

        16.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

        16.4 MODIFICATION. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

        16.5 ATTORNEYS' FEES. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all costs, whether incurred at the trial or appellate level, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The "prevailing party" means the party in whose favor a judgment, decree, or final order is rendered.

        16.6 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State in which the Property is located.

        16.7 TIME OF ESSENCE. Time is of the essence to this Agreement and to all dates and time periods set forth herein.

        16.8 SURVIVAL OF WARRANTIES. Only the warranties and representations contained in SECTIONS 11.1 and 11.2 and the provisions of SECTION 11.3 shall survive the Closing, the delivery of the Deed and the payment of the Purchase Price, PROVIDED that (i) such representations and warranties (but not such provisions) shall cease and terminate on the earlier to occur of (a) nine (9) months after Closing and (b) December 15, 2006, or in respect of any representation or warranty as to which Purchaser or Seller, as the case may be, shall have commenced, on or before such nine month period or December 15, 2006, whichever is earlier, a legal proceeding based on the breach thereof as of the date of Closing, and then only for so long as such proceeding shall continue and limited to the breach therein claimed, (ii) Seller shall have no liability to Purchaser with respect thereto unless and until the damages suffered by Purchaser as a result thereof shall equal or exceed $25,000 in the aggregate, and (iii) the maximum total liability for which Seller shall be responsible with respect to all representations and warranties shall not exceed $250,000 in the aggregate. Unless otherwise expressly herein stated to survive, all other representations, covenants, indemnities, conditions and agreements contained herein shall merge into and be superseded by the various documents executed and delivered at Closing and shall not survive the Closing. Seller shall have no liability to Purchaser after Closing for any matter disclosed by Seller or learned by Purchaser prior to Closing.

        16.9 ASSIGNMENT BY PURCHASER. Purchaser may not assign its rights under this Agreement, except Purchaser may take title to the Property in the name of an affiliate, provided, (a) Purchaser delivers to Seller written notice of its intention to do so at least five (5) business days prior to Closing, which notice shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request,
(b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder.

        16.10 SEVERABILITY. If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

        16.11 SUCCESSORS AND ASSIGNS. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns (subject to SECTION 16.9).

        16.12 INTERPRETATION. Seller and Purchaser acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

        16.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

        16.14 RECORDATION. This Agreement may not be recorded and any attempt to do so shall be of no effect whatsoever.

        16.15 LIMITATION ON LIABILITY. In any action brought to enforce the obligations of Seller under this Agreement or any other document delivered in connection herewith, the judgment or decree shall be subject to the provisions of SECTION 16.8 and shall, otherwise in any event, be enforceable against Seller only up to a maximum of $250,000.00. No shareholder, officer, limited partner, employee or agent of Seller shall be held to any personal liability hereunder, and no resort shall be had to their property or assets, other than the Property, for the satisfaction of any claims hereunder or in connection with the affairs of Seller.

        16.16 BUSINESS DAY. As used in this Agreement, "business day" shall be deemed to be any day other than a Saturday, Sunday or any other day on which banks in the state of Texas shall be permitted or required to close. If any date set forth in this Agreement for the performance of any obligation by Purchaser or Seller or for the delivery of any instrument or notice should be on other than a business day, the compliance with such obligations shall be deemed acceptable on the next following business day.

        16.17 REPORTS. Escrow Agent shall be responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated by this Agreement.

        16.18 SURVIVAL. The provisions of SECTIONS 16.1 through 16.8, 16.10 through 16.15, and 16.17 shall survive Closing.

   [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

                                SELLER:

                                MOUNT CARRIGAIN LP,
                                a Texas limited partnership

                                By:     Hampshire Realty Company, LLC,
                                        a Texas limited liability company,
                                        its general partner

                                        By:_____________________________________
                                        Printed Name:___________________________
                                        Title:__________________________________


                                PURCHASER:


                                HARVARD PROPERTY TRUST, LLC,
                                a Delaware limited liability company

                                By:_____________________________________________
                                Printed Name:___________________________________
                                Title:__________________________________________

                      CONSENT AND AGREEMENT OF ESCROW AGENT

        The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as escrow agent.

                                PARTNERS TITLE COMPANY


                                By:_____________________________________________
                                Printed Name:___________________________________
                                Title:__________________________________________

                                    EXHIBIT A
                                    ---------

                               DESCRIPTION OF LAND

                                   [Attached]

                                    EXHIBIT B
                                    ---------

                              SPECIAL WARRANTY DEED



STATE OF TEXAS          ss.
                        ss.     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS        ss.


        THAT, MOUNT CARRIGAIN LP, a Texas limited partnership ("GRANTOR"), for and in consideration of the sum of Ten Dollars ($10.00) in hand paid to Grantor by ___________________ (herein referred to as "GRANTEE"), whose mailing address is ______________________________, and other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, SOLD and CONVEYED and by these presents does GRANT, SELL and CONVEY unto Grantee those certain tracts of real property located in Dallas County, Texas, being more particularly described on Exhibit "A" attached hereto, incorporated herein and made a part hereof for all purposes, together with all improvements and fixtures situated thereon and any and all appurtenances belonging or appertaining thereto (said real property and fixtures together with any and all of the related rights and appurtenances being herein collectively referred to as the "PROPERTY").

        TO HAVE AND TO HOLD the Property together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns forever, subject to the matters herein stated; and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor but not otherwise; provided that this conveyance and the warranty of Grantor herein contained are subject to the matters described on Exhibit "B" attached hereto, to the full extent same are valid and pertain to the Property.

        All ad valorem taxes and assessments for the Property for the current calendar year have been prorated and Grantee hereby expressly assumes liability for the payment thereof and for subsequent years. If such proration was based upon an estimate of such taxes and assessments for the current calendar year, then upon demand Grantor and Grantee shall promptly and equitably adjust all such taxes and assessments as soon as actual figures for these items for the current calendar year are available.

        [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE
FOLLOWS]

                                GRANTOR:

                                MOUNT CARRIGAIN LP,
                                a Texas limited partnership

                                By:     Hampshire Realty Company, LLC,
                                        a Texas limited liability company,
                                        its general partner

                                        By:_____________________________________
                                        Printed Name:___________________________
                                        Title:__________________________________




STATE OF _________________      ss.
                                ss.
COUNTY OF ________________      ss.

        The foregoing instrument was acknowledged on ______________________, 2005, by __________________, the __________________ of Hampshire Realty Company,
LLC, a Texas limited liability company, the general partner of MOUNT CARRIGAIN LP, a Texas limited partnership, on behalf of said entities.




                                        ________________________________________
                                        Notary Public, State of ________________

                                    EXHIBIT C
                                    ---------

                   ASSIGNMENT AND ASSUMPTION OF LEASE, RENTS,
                     CONTRACTS AND OTHER PROPERTY INTERESTS

        For good and valuable consideration, the receipt of which is hereby acknowledged, MOUNT CARRIGAIN LP, a Texas limited partnership ("ASSIGNOR"), hereby irrevocably assigns, transfers and sets over to ___________________ ("ASSIGNEE") all of Assignor's right, title and interest in and to (i) the lease agreement (the "LEASE") enumerated on SCHEDULE A attached hereto and made a part hereof, together rents and additional rents payable thereunder and all tenant security deposits paid to or deposited with Assignor under the Lease (the "SECURITY DEPOSITS"), (ii) to the extent assignable, the contracts (the "CONTRACTS") enumerated in SCHEDULE B attached hereto and made a part hereof,
(iii) to the extent assignable, any governmental permits and approvals (the "PERMITS AND APPROVALS") related to the improvements (the "IMPROVEMENTS") located on the land (the "LAND") being conveyed by Assignor to Assignee by Deed, dated the date hereof, and (iv) to the extent assignable, all contract rights (including, without limitation, all existing third-party warranties, if any, on materials and equipment constituting a part of or used in the operation and maintenance of the Improvements), licenses, permits, plans and specifications, surveys, soils reports, insurance proceeds by reason of damage to the Improvements, condemnation awards and all other rights, privileges or entitlements necessary to continue the use and operation of the Land and the Improvements.

        Assignee hereby accepts the foregoing assignment and assumes all obligations in connection with the Lease, the Security Deposits, the Contracts and the Permits and Approvals, arising or first becoming due and payable from and after the date hereof. Assignee agrees to indemnify Assignor and hold Assignor harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys' fees and expenses) asserted against or incurred by Assignor by reason of or arising out of any failure by Assignee to perform or observe the obligations, covenants, terms and conditions assumed by Assignee hereunder. Other than with respect to the physical or environmental condition of the Property (as defined in the Purchase Agreement), Assignor agrees to indemnify Assignee and hold Assignee harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys' fees and expenses) asserted against or incurred by Assignee by reason of or arising out of any failure by Assignor to perform its obligations under the Lease, the Security Deposits, the Contracts, and the Permits and Approvals to the extent the same arose prior to the date hereof.

        Assignor hereby represents and warrants only that it has not previously assigned the Lease, the Security Deposit, the Contracts, the Permits and Approvals, contract rights and other rights assigned hereby. Except as set forth in that certain Purchase and Sale Agreement dated ________, 2005 between Assignor and Assignee ("PURCHASE AGREEMENT"), Assignor makes no other representation or warranty in connection with this Assignment and, except for the foregoing, this Assignment is made without recourse to Assignor.

        All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

        No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

        In any action brought to enforce the obligations of Assignor under this Assignment, the judgment or decree shall be subject to SECTION 16.8 and 16.15 of the Purchase Agreement.

        This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one agreement.

        IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment of this ____ day of ___________, 2005.

                                ASSIGNOR:

                                MOUNT CARRIGAIN LP,
                                a Texas limited partnership

                                By:     Hampshire Realty Company, LLC,
                                        a Texas limited liability company,
                                        its general partner

                                        By:_____________________________________
                                        Printed Name:___________________________
                                        Title:__________________________________


                                ASSIGNEE:

                                ________________________________________________

                                    EXHIBIT D
                                    ---------

                              FORM OF BILL OF SALE

        KNOW ALL MEN BY THESE PRESENTS, that MOUNT CARRIGAIN LP, a Texas limited partnership ("SELLER"), for good and valuable consideration paid by ____________________ ("PURCHASER"), hereby sells to Purchaser, its successors and assigns, the personal property ("PERSONAL PROPERTY") more particularly referred to in SCHEDULE A attached hereto free and clear of any and all liens other than the Permitted Encumbrances (as defined in the Purchase Agreement (as hereinafter defined)).

        Purchaser agrees to pay all sales taxes payable by reason of the transfer to Purchaser of said Personal Property.

        Seller has executed this Bill of Sale and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Personal Property and Purchaser has accepted this Bill of Sale and purchased the Personal Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AND SALE AGREEMENT BETWEEN SELLER AND PURCHASER DATED AS OF _____________, 2005 (the "PURCHASE AGREEMENT") AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER OTHER THAN THOSE SET FORTH IN THE PURCHASE AGREEMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PERSONAL PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE PERSONAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

        This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one agreement.

        IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be signed by their duly authorized officers as of _____________, 2005.

\                               SELLER:

                                MOUNT CARRIGAIN LP,
                                a Texas limited partnership

                                By:     Hampshire Realty Company, LLC,
                                        a Texas limited liability company,
                                        its general partner

                                        By:_____________________________________
                                        Printed Name:___________________________
                                        Title:__________________________________


                                PURCHASER:

                                ________________________________________________

                                    EXHIBIT E
                                    ---------

                                      LEASE

Lease by and between Seller, as landlord, and Air Systems Components, LP, as tenant

                                    EXHIBIT F
                                    ---------

                                    CONTRACTS

                           [To be attached by Seller]

                                    EXHIBIT G
                                    ---------

                            FORM OF NOTICE TO TENANT



                          _______________________, 2005



[Name and Address of Tenant]

        Re:     _______________________
                _______________________


Dear Tenant:

        Please be advised that:

        1.      _____________________ (collectively, "PURCHASER") has/have purchased the captioned property (the "PROPERTY") from Mount Carrigain LP ("SELLER").

        2. In connection with such purchase, Seller has transferred your security deposit in the amount of $_______________ (the "SECURITY DEPOSIT") to Purchaser. Purchaser specifically acknowledges the receipt of and sole responsibility for the return of the Security Deposit.

        3. All rental and other payments that become due subsequent to the date hereof, should be payable to Purchaser at: _______________________________.

                                SELLER:

                                MOUNT CARRIGAIN LP,
                                a Texas limited partnership

                                By:     Hampshire Realty Company, LLC,
                                        a Texas limited liability company,
                                        its general partner

                                        By:_____________________________________
                                        Printed Name:___________________________
                                        Title:__________________________________



                                PURCHASER:

                                ________________________________________________

                                    EXHIBIT H
                                    ---------

                                FIRPTA AFFIDAVIT

                TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

        To inform _____________________________________, a __________________
("TRANSFEREE"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE"), will not be required upon the transfer of certain real property to Transferee by Mount Carrigain LP, a Texas limited partnership ("TRANSFEROR"), the undersigned hereby certifies the following on behalf of Transferor:

        1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

        2.      Transferor's U.S. employer identification number is __________;
and

        3. Transferor's office address is 8411 Preston Road, Suite 700, Dallas, Texas 75225, Attention: Mr. William L. Rafkin.

        Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:  ____________, 2005

                                MOUNT CARRIGAIN LP,
                                a Texas limited partnership

                                By:     Hampshire Realty Company, LLC,
                                        a Texas limited liability company,
                                        its general partner


                                        By:_____________________________________
                                        Printed Name:___________________________
                                        Title:__________________________________

                                    EXHIBIT I
                                    ---------

                                DISCLOSURE NOTICE


                                 No disclosures

                                    EXHIBIT J
                                    ---------


                       FORM OF TENANT ESTOPPEL CERTIFICATE


        [ADDRESS OF BUYER]


        [ADDRESS OF LENDER]


        RE:     [Name and Address of Property]


Gentlemen:


        Reference is made to that certain [LEASE AGREEMENT] dated as of ____________ __, ____ between ____________________________, a ____________, as landlord ("LANDLORD"), and the undersigned, as tenant ("TENANT"), demising premises at the captioned address more particularly described in the Lease (the "PREMISES"). The lease, together with all amendments thereto included in
SCHEDULE 1 attached hereto, is herein referred to as the "LEASE". Tenant hereby represents to the Benefited Parties (as herein defined) that the following statements are true and correct as of the date hereof:

        1. A true, correct and complete copy of the Lease (including all amendments) is attached hereto as SCHEDULE 1. The undersigned is the Tenant under the Lease for space at the Premises covering ___________ rentable square feet.

        2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Schedule 1. There are no understandings, contracts, agreement or commitments of any kind whatsoever with respect to the Premises, except as expressly provided in the Lease.

        3. The term of the Lease commenced on ________________, and expires on _________________, subject to any rights of Tenant to extend the term as provided therein. The base rent presently being charged is $__________. All rentals, charges, additional rent and other obligations on the part of the undersigned have been paid to and including ____________, 200_. No rental, other than for the current month, has been paid in advance. The undersigned has accepted possession and now occupies the Premises and is currently open for business. In addition to the fixed minimum Base Rent, the Tenant pays its pro-rata share of real estate taxes and operating expenses in excess of a base stop of _________________.

        4. Tenant has paid to Landlord a security deposit in the amount of $____________________. Tenant has no claim against Landlord for any other security, rental, cleaning, access card, key or other deposits or any prepaid rentals.

        5. Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default. All conditions under the Lease to be performed by Landlord have been satisfied. Without limiting the generality of the foregoing, all improvements to be constructed in the Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full, and all duties of an inducement nature required of Landlord in the Lease have been fulfilled to Tenant's satisfaction. Tenant has no claim against Landlord by reason of any restriction, encumbrance or defect in title of the Premises of which Tenant has actual knowledge.

        6. There currently is no defense, offset, lien, claim or counterclaim by or in favor of Tenant against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rentals or other charges due or to become due under the Lease) and Tenant is not contesting any such obligations, rentals or charges. To Tenant's knowledge, all leasing commissions due in respect of the current term of the Lease have been paid.

        7. Tenant has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease. Tenant has no right to lease or occupy any parking spaces within the Property except as set forth in the Lease. Tenant is entitled to no free rent nor any credit, offsets or deductions in rent, nor other leasing concessions other than those specified in the Lease.

        8. Tenant is not in any respect in default in the performance of the terms and provisions of the Lease nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default. Without limiting the generality of the foregoing, Tenant is current in its rental obligation under the Lease.

        9. There are no liens recorded against the Premises with respect to work performed by or at the request of Tenant, or to materials supplied to the demised property, at the request of Tenant.

        10. Tenant has not assigned the Lease nor sublet all or any part of the Premises, except as shown on Schedule 1 attached hereto and made a part hereof for all purposes.

        The above certifications are made to the Benefited Parties knowing that the Benefited Parties will rely thereon in making an investment in the Premises. For purposes hereof, the term "BENEFITED PARTIES" means the addressees of this letter and all of the following: (a) Harvard Property Trust, LLC, a Delaware limited liability company and its successors, assigns, and designees (including, without limitation, any tenant in common purchasers); and (b) any lender to which any party described in the foregoing clause (a) grants a deed of trust, mortgage or other lien upon the Premises.

                                Very truly yours,

                                ____________________________________,

                                a __________________________________




                                By:_________________________________

                                Name:_______________________________

                                Title:______________________________

                                    EXHIBIT K
                                    ---------

                             DUE DILIGENCE MATERIALS



ADA Compliance, studies/reports

Aerial Photos

Appraisal, Existing

Building Measurement Surveys by Registered Architect

Building Permits

Building Plans, Specifications,

     Paper

Capital Improvements, historical, 3 years

Certificates of Occupancy:

     Building

     Tenants

Covenants, Conditions & Restriction's (Owner association, condo, etc)

Easement Information

Emergency/Life Safety Systems, Operating Manual

Environmental Site Assessment, Existing

Financial Items:

    Aging Reports, Current and past 6 months

    Balance Sheet, to date

    Budget, Current Year

    Excess Operating Expenses Calculations - Current Year

    Invoices, as requested, copies only

    Operating Expense Reconciliations (3 previous years)

    Operating Statements for property, including a general ledger for each year - 3 yrs

    Rent Roll, Current

    Security Deposit Listing, Current, LOC's/Guaranty's to be transferred

Floor Plans, as leased

Geotechnical Report, if any

Insurance Certificate, Current, of Seller and Tenants

Insurance Claims, Pending (or confirmation that there are none)

Insurance Claims History

Leases and all amendments

Lease Commission Schedule, 3 previous years

Litigation - Pending (or confirmation of no pending litigation)

Management & Leasing Agreement - Existing

Occupancy/Vacancy History,  3 previous years

O & M Reports (Asbestos, Mold, etc.) (or confirmation that there are none)

Parking Garage Lease/Operating Agreement

Parking Space Configuration (Surface and Garage if applicable)

Permits & Licenses - Alarm

Permits & Licenses - Construction

Permits & License - Elevator

Personal Property Inventory including Office Equipment to remain on site

Photos of the Building

Property Taxes land/improvements current year

Property Tax Statements, Personal, Current & Prior 3 yrs

Roof Reports (or confirmation that there are none)

Security Incident Reports, for prior 24 months

Service Contracts

Site Plans

Standard Form of Lease

Survey, existing

Tenant Contact Information

Tenant Financial Statements, if available

Tenant Improvement projects, currently under construction (copy of contract(s))

Tenant Improvement Schedule, 3 previous years

Title commitment policy of Seller, existing

Title Work - Preliminary

Title Work - Final

Utility Agreements

Utilities, prior 2 years/invoices/summary

Utility Security Deposits

Warranty, Elevator

Warranty, HVAC Equipment

Warranty, Mechanical

Warranty, Roof

Work Order Systems & Operating Manuals

Zoning Report



*Additional material/reports required for the completion of the 3-14 Audit



Detailed accrued expense listing for each quarter ended during the current year and the prior two years

Detailed rent straight-line schedule for each quarter ended during the current year and the prior two years

Detailed listing of all tenants with termination options.

Detail of the cash receipts and disbursements journal (downloaded in Excel if possible) for the full prior year and to date for the current year

Detailed general ledger report of revenues and expenses for each quarter during the current calendar year and the prior two years

Detailed income statements by month year-to-date and the prior two years